Exhibit 10.17

PRIVATE & CONFIDENTIAL

Our Ref	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)

No. 10-2, Jalan Tanjung SD 13/2

Bandar Sri Damansara

52200 Kuala Lumpur.

Dear Sirs,

ISLAMIC BANKING FACILITY(IES) TO CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U) (THE “CUSTOMER”) FOR AGGREGATE AMOUNT OF RM1,650,000.00.

Thank you for choosing Affin Islamic Bank Berhad (the “Bank”) for your banking facility(ies) requirements. The Bank is pleased to make available to the Customer the following facility(ies) (the “Facility(ies)”) for the overall limit of RM1,650,000.00 outlined below on the following terms and conditions, subject to the Bank’s Standard Terms and Conditions and the Specific Terms and Conditions, as attached to this Letter of Offer, and to the satisfactory completion of documentation:

A. FACILITY(IES) & LIMIT

Type of Facility(ies)	New Facility	Pricing
	Limit (RM)
Tawarruq Cashline-i	750,000.00	Base Financing Rate (“BFR”) + 1.35% per annum (“p.a”); maximum capping rate : 12%
Tawarruq Term Financing-i 1	750,000.00	Base Financing Rate (“BFR”) + 1.25% per annum (“p.a”); maximum capping rate : 12%
Tawarruq Term Financing-i 2 (Takaful Contribution)	150,000.00	Base Financing Rate (“BFR”) + 0.00% per annum (“p.a”); maximum capping rate : 12%

TOTAL	1,650,000.00

Total facility(ies): RINGGIT MALAYSIA: (One Million Six Hundred and Fifty Thousand only)

Our Base Financing Rate (“BFR”) is currently pegged at 6.31% p.a.

The Bank shall be entitled to vary the BFR by notice displayed at the Bank’s premises or such other mode specified in the notice provisions to the Standard Terms and Conditions of this Letter of Offer and/or the Facility Agreement (as defined below) in relation to the Facility(ies).

AFFIN BANK BERHAD 197501003274 (25046-T) / AFFIN ISLAMIC BANK BERHAD 200501027372 (709506-V)
Business Centre - Taman Tun Dr Ismail Branch 2nd Floor, No. 47 & 49, Jalan Tun Mohd Fuad 3, Taman Tun Dr Ismail, 60000 Kuala Lumpur.
Tel: 603-7727 0900 Fax: 603-7727 0908 Website: www.affinbank.com.my / www.affinislamic.com.my

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

B.	FACILITY(IES) TERMS & CONDITIONS / DETAILS OF FACILITIES

(1)	TAWARRUQ CASH LINE-i

Shariah Concept

Tawarruq

Purpose

For the Customer’s working capital requirement.

Pricing

Effective Profit Rate Base Financing Rate (“BFR”) + 1.35% per annum (“p.a”) not exceeding Ceiling Profit Rate of 12% p.a.

The Bank shall grant rebate to the Customer in the amount equivalent to the difference between the Ceiling Profit Rate and the Effective Profit Rate in the manner as determined by the Bank, in the event that the Effective Profit Rate is lower than the Ceiling Profit Rate.

Bank’s Purchase Price: RM750,000.00

Bank’s Sale Price: RM1,650,000.00

Agency Fee

RM5.00 per RM1,000,000.00 transaction on pro-rate basis upon each execution of Tawarruq transaction.

Tenure

The facility is for a period of 120 months and subject to a yearly review and payment on demand.

Payment

The Bank’s Sale Price is calculated at Ceiling Profit Rate. However, the monthly payment will be calculated based on the Effective Profit Rate which will not exceed the Ceiling Profit Rate.

The Bank shall debit your facility account for the profit portion of the Bank’s Sale Price on monthly basis at every month-end, based on the amount of the facility utilized and you are to make good the amount debited.

The principal portion of the Bank’s Sale Price is to be paid at the end of the financing tenor/duration of the facility or at any time that the Bank deems fit with prior notice to you.

Disbursement Condition

The disbursement of the Facility is further subject to:

1. Execution of security documentation acceptable to the Bank and compliance with conditions precedent to the Bank’s satisfaction.

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Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

Available Period

Within twelve (12) months of date of facilities is placed at customer’s disposal, otherwise the facility shall be treated as lapsed and cancelled.

(2)	TAWARRUQ TERM FINANCING-i 1

Shariah Concept

Tawarruq

Purpose

To part finance 50% of the purchase of equipment or up to RM750,000.00 whichever is lower.

Pricing

Effective Profit Rate Base Financing Rate (“BFR”) + 1.25% per annum (“p.a”) not exceeding Ceiling Profit Rate of 12% p.a.

The Bank shall grant rebate to the Customer in the amount equivalent to the difference between the Ceiling Profit Rate and the Effective Profit Rate in the manner as determined by the Bank, in the event that the Effective Profit Rate is lower than the Ceiling Profit Rate.

Bank’s Purchase Price: RM750,000.00

Bank’s Sale Price: RM1,001,000.40

Agency Fee

RM5.00 per RM1,000,000.00 transaction on pro-rate basis upon each execution of Tawarruq transaction.

Tenure

5 years and subject to yearly review.

Payment

The payment shall be paid on a monthly basis inclusive of profit in the following manner:

No. of Installment(s)	Frequency	Instalment Amount
60	Monthly	RM15,049.85

The Bank’s Sale price is calculated at Ceiling Profit Rate. However, the monthly payment will be calculated based on the Effective Profit Rate which will not exceed the Ceiling Profit Rate.

Commencement of Payment

Payment of Tawarruq Term Financing-i 1 will commence one (1) month after full drawdown or three (3) months of initial drawdown whichever is earlier.

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Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

In the event that the full drawdown or initial drawdown is made within 1st to 15th day of the month, your payment shall be due payable on the 5th day of the following month otherwise should it fall after the 15th of the month, the monthly payment shall be due payable on the 5th day of the next following month.

Disbursement Condition

1.	The Term Financing-i amount for the financing shall be paid directly to the supplier (Guangdong Masmire Technology Co. Ltd (AND/OR) Shen Zhen Yibaite Software Co. Ltd) upon submission of receipt or invoice.

2.	Reimbursement is allowed subject to documentary evidence and/or official receipt that full payment have been paid.

3.	Any undrawn portion of the financing shall be cancelled.

4.	Disbursement is to directly to Guangdong Masmire Technology Co. Ltd (and/or) Shen Zhen Yibaite Software Co. Ltd subject to documentary evidence and/or official receipt and the differential sum must be settled prior to the disbursement.

Profit Servicing

Until commencement of the installment, profit is to be serviced on monthly basis.

Available Period

Within twelve (12) months of date of facilities is placed at customer’s disposal, otherwise the facility shall be treated as lapsed and cancelled.

Drawdown Condition

1.	Execution of Security Documentation acceptable to the Bank and compliance with condition precedent.

2.	Receipt of the Drawdown Notice from the Customer.

(3)	TAWARRUQ TERM FINANCING-i 2

Shariah Concept

Tawarruq

Purpose

To finance takaful contribution for any keyman director/guarantor.

Pricing

Effective Profit Rate Base Financing Rate (“BFR”) + 0.00% per annum (“p.a”) not exceeding Ceiling Profit Rate of 12% p.a.

The Bank shall grant rebate to the Customer in the amount equivalent to the difference between the Ceiling Profit Rate and the Effective Profit Rate in the manner as determined by the Bank, in the event that the Effective Profit Rate is lower than the Ceiling Profit Rate.

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Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

Bank’s Purchase Price: RM150,000.00

Bank’s Sale Price: RM200,200.20

Agency Fee

RM5.00 per RM1,000,000.00 transaction on pro-rate basis upon each execution of Tawarruq transaction.

Tenure

5 years and subject to yearly review

Payment

The payment shall be paid on a monthly basis inclusive of profit in the following manner:

No. of Installment(s)	Frequency	Instalment Amount
60	Monthly	RM2,921.59

The Bank’s Sale price is calculated at Ceiling Profit Rate. However, the monthly payment will be calculated based on the Effective Profit Rate which will not exceed the Ceiling Profit Rate.

Commencement of Payment

Payment of Tawarruq Term Financing-i 2 will commence one (1) month after full drawdown or three (3) months of initial drawdown, whichever is earlier.

In the event that the full drawdown or initial drawdown is made within 1st to 15th day of the month, your payment shall be due payable on the 5th day of the following month otherwise should it fall after the 15th of the month, the monthly payment shall be due payable on the 5th day of the next following month.

Disbursement Condition

1.	Execution of Security Documentation acceptable to the Bank and compliance with condition precedent.

2.	Receipt of the Drawdown Notice from the Customer.

Profit Servicing

Until commencement of the installment, profit is to be serviced on monthly basis.

Available Period

Within twelve (12) months of date of facilities is placed at customer’s disposal, otherwise the facility shall be treated as lapsed and cancelled.

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Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

Drawdown Condition

1.	The Tawarruq Term Financing-i 2 for takaful contributions up to RM150,000.00 shall be paid directly to the Takaful company upon receipt of the Letter of Acceptance/ Offer by the Takaful company on Keyman of any director of the company directors or guarantors for (Five) (5) years. AmMetlife Takaful Berhad and/ or Syarikat Takaful Malaysia Berhad shall be your preferred Takaful provider.

2.	Any undrawn portion of the financing shall be cancelled.

3.	The Customer shall top-up any additional contribution in excess of the financing.

C.	REVIEW

(1)	The Facility may be subject to annual review or at the Bank’s option any other more frequent review(s) as the Bank at its discretion may decide. Any review if so conducted shall be in the manner as the Bank shall determine.

(2)	Upon such review, the Bank may, subject to Shariah principles, renew, suspend, vary the limit of the Facility and/or impose additional conditions as the Bank deems fit with twenty-one (21) calendar days prior notice to the Customer.

(3)	Any decision by the Bank not to conduct a review during any review period or any failure, omission or delay on the part of the Bank to conduct such review shall not be construed as a waiver of the Bank’s right to review. It shall also not prejudice the Bank’s rights to accelerate or recover amount due by the Customer and or guarantors in an event of default.

(4)	The next review date is 31 August 2023.

D.	SECURITY

1.	Master Facilities Agreement is to be executed between the Customer and the Bank and to be stamped as principal instrument.

2.	Open All Monies First Party Charge over Cash Deposit and Letter of Set-Off are to be executed by the Customer and upstamped.

3.	Placement of First Party Affin Islamic Term Deposit-i (AITD-i) of RM500,000.00 to be held on lien with the Bank Profit earned on the Term Deposit is to be reinvested/ capitalized upon each maturity.

4.	Collection of monthly sinking fund for RM5,000.00. First collection is to commence 1 months after the date of (full) disbursement. Profit earned if any, is to be reinvested or capitalized upon each maturity.

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Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

5.	Syarikat Jaminan Pembiayaan Perniagaan Berhad (SJPP) guarantee under Pemulih Government Guarantee Scheme (PGGS) for guarantee coverage of 80% of the Tawarruq Cashline-i and Tawarruq Term Financing-i 1 limit of RMl,500,000.00.

6.	Islamic Personal Guarantee to be executed by the following person(s) in his personal capacity, namely Ng Chen Lok (NRIC: 870203-06-5701/ Malaysia).

E.	EXECUTION OF SECURITY DOCUMENTATION

All relevant security documentation is to be executed within sixty (60) days from the date of acceptance of this Letter of Offer by the Customer, failing which the Bank shall be entitled at its discretion to extend the time for execution for such period as it deems fit, or to terminate/ cancel this offer and upon such termination or cancellation, the Bank’s liability hereunder shall be absolved and the Customer shall have no right to claim against the Bank.

F.	TRANSACTION DOCUMENTS

Item	Facility(ies)	Documentation
1.	Tawarruq Cash Line-i	a) Master Facilities Agreement; b) Purchase Undertaking; c) Murabahah Verbal Aqad (in replacement of Murabahah Sale Contract); and d) Letter of Agency.
2.	Tawarruq Term Financing-i 1	a) Master Facilities Agreement; b) Purchase Undertaking; c) Murabahah Verbal Aqad (in replacement of Murabahah Sale Contract); and d) Letter of Agency.
3.	Tawarruq Term Financing-i 2	a) Master Facilities Agreement; b) Purchase Undertaking; c) Murabahah Verbal Aqad (in replacement of Murabahah Sale Contract); and d) Letter of Agency.

G.	CONDITIONS PRECEDENT

The utilization and drawdown of the facilities may be allowed only after fulfillment of the following:

1.	Acceptance of this Letter of Offer.

2.	Submission of a certified true copy of the Company’s Board of Directors Resolution authorizing the acceptance of the banking facilities and any variation to the utilization of the approved facilities, if applicable

3.	Execution and completion of all security documents, as confirmed by the Bank Panel Solicitors.

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Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

4.	Written confirmation from Bank Panel Solicitors that all security documents have been duly executed, stamped and in the case of land charges, legal assignment of Sale & Purchase Agreement, debenture and cash lien, these documents have all been presented for registration (supported by registration numbers as appropriate) with the relevant authorities. (where applicable).

5.	Written confirmation from the Official Assignee that directors, chargors, and guarantors (wherever applicable) have not been adjudicated a bankrupt or wound up as appropriate.

6.	Affin Islamic’s panel takaful company shall be your preferred takaful company and chargeable security to be adequately covered with them incorporating charging clause in favour of Affin Islamic Bank.

Notwithstanding the above, you are free to use the service of any Takaful operators of your choice that provide adequate coverage against such risks as the Bank may require and determine fit. The takaful certificate shall be duly assigned to the Bank for the duration of the Facility.

7.	Confirmation by the Bank’s solicitors that they have filed Statement of Particulars with Companies Commission of Malaysia, where applicable.

8.	The Customer is advised to open and maintain an Islamic Current Account with the Bank.

9.	The Customer is advised to execute a Letter of Authorization authorizing the Bank to debit the Islamic Current Account with the Bank for servicing the monthly payment via the Automatic Fund Transfer (AFT) for the Banking facilities, if any, collection of sinking fund or any amount due in respect of the financing.

10.	Syarikat Jaminan Pembiayaan Perniagaan Berhad (SJPP) guarantee under Pemulih Government Guarantee Scheme (PGGS). Approval notification must be obtained for guarantee coverage 80% of the facility limit. The Bank reserves the right to cancel or to recall the facility should Syarikat Jaminan Pembiayaan Perniagaan Berhad (SJPP) approval is not obtained.

11.	Guarantee fee of 1.00% per annum is to be paid upfront by the Customer upon signing of Letter of Offer. The amount is to be credited into the Customer’s Islamic Current Account and earmarked for payment upon receipt of quarterly guarantee fee invoice from Syarikat Jaminan Pembiayaan Perniagaan Berhad.

12.	Submission of contract or deal with KK Mart for deployment of Power Bank services to over 300 stores.

H.	OTHER CONTINUING CONDITION

1.	Annual guarantee fee under Pemulih Government Guarantee Scheme (PGGS) of 1.0% per annum is to be borne by Customer.

2.	The Syarikat Jaminan Pembiayaan Perniagaan (SJPP) under PGGS is up to 10 years or until 31 December 2032, whichever is earlier.

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Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

I.	ADDITIONAL TERMS & CONDITIONS

1.	All financing proceeds are to be used for the intended purpose.

2.	Submission of audited financial statements within six (6) months of financial year closing.

3.	Submission of Management Accounts within one (1) month of each quarterly closing.

4.	No change in ownership without Bank’s prior written permission.

5.	Payment of all rents, rates and taxes appropriate on a timely basis.

6.	Possession of all necessary licenses and compliance with all regulations relating to the business.

7.	No disposal of assets without Bank’s prior approval.

8.	Not to enter into joint ventures, profit sharing or royalty agreement without Bank’s prior approval.

9.	Not to enter into any merger, consolidation or reorganization without Bank’s prior approval.

10.	Not to enter into any management contract or similar arrangement where the business is managed by third parties.

J.	REBATE

(1)	The Bank shall grant rebate to the Customer (in accordance to the approved formula by the Shariah Advisory Council of BNM and any amendment of the same)if any of the following shall occur:

(i)	The Customer makes early settlement or early redemption, including those arising from prepayment

(ii)	The Customer makes settlement of the original financing contract due to financing restructuring exercise;

(iii)	The Customer makes settlement of the Facility in the case of default; or

(iv)	The Customer makes settlement of the Facility in the event of termination or cancellation of financing before the maturity date.

(2)	Rebate shall be calculated based on the following formula:

(i)	Normal Situation

Deferred profit (at the point of settlement of financing) - Early Settlement Charges (if any).

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Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

(ii)	For non-delivery/non-possession of asset

Deferred profit (at the point of settlement of financing) + Undisbursed principal or Cost of Purchase - Early Settlement Charges (if any).

(3)	Rebate shall not be construed in any manner whatsoever as cash rebate payable to the Customer, but shall be reflected as a reduction in the profit element of the installment/payment of the Bank’s Sale Price.

(4)	Rebate shall only be granted in the manner as determined by the Bank upon receipt of the settlement/redemption sum.

K.	COMPENSATION CHARGES (TA’WIDH)

(1)	The Customer shall be liable to pay the Bank compensation on any amount overdue as follows (in accordance to the approved formula by the Shariah Advisory Council of BNM and any amendment of the same):

(i)	if the default occurs during the Tenure of the Facility as provided in this Letter of Offer, at the rate of one per centum (1%) per annum on such overdue Installment under the Facility or on such outstanding balance of the principal sum and earned profit(if any) (subject to rebate, if applicable), in the case of default causing the entire Facility to be recalled or brought to court for judgement prior to maturity, whichever applicable, or any other method approved by the Bank’s Shariah Committee and/or Shariah Advisory Council of BNM; and

(ii)	if the default occurs after the maturity of the Facility as provided or upon judgment, whichever is earlier, at the rate which is the prevailing daily overnight Islamic Interbank Money Market rate on such outstanding balance of the principal sum and earned profit (if any) (subject to rebate, if applicable)or any other method approved by the Bank’s Shariah Committee and/or Shariah Advisory Council of BNM.

(2)	It is further agreed that the compensation shall not be compounded.

(3)	The compensation at the aforesaid rate shall be payable by the Customer after as well as before any judgment or order of court.

L.	FACILITIES GRANTED IN FOREIGN CURRENCIES (if applicable)

In the event that the Bank decides to recall any facility/ies granted in Foreign Currency in this Letter of Offer, the Bank shall be entitled to convert the Foreign Currency to Ringgit equivalent using the prevailing rate quoted by the Bank’s Treasury Department.

M.	PREPAYMENT

Prepayment in respect to Tawarruq Term Financing-i shall be allowed by giving 30 days’ notice to the Bank of the Customer’s intention of such prepayment; failing which the Bank may factor in such associated cost in reducing Ibra’, exercise price, buy out amount (whichever applicable). Such notice shall be irrevocable and subject to the minimum amount of RMl,000.00.

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Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

N.	EARLY SETTLEMENT

At the discretion of the Bank, the Customer may make an early settlement to the Bank of the Facility(ies) (if applicable) subject to the following conditions:

(a)	the Bank shall have received from the Customer not less than thirty (30) days or such other period as may be prescribed by the Bank from time to time, prior written notice (“Early Settlement Notice”) of its intention to make early settlement specifying the relevant amount to be paid and the date of such payment failing which the Bank shall have the right to factor in such associated costs or charges in the exercise price formula under the respective purchase undertaking accordingly or in reducing the ibra’ amount, whichever applicable;

(b)	the Customer has paid in full all other monies due and outstanding under the Facility(ies) and the relevant security documents;

(c)	the amount payable by the Customer in respect of such early settlement shall be determined by the Bank at its discretion in accordance with the principles of Shariah; and

(d)	any Early Settlement Notice once given shall be irrevocable and the Customer shall pay the amount as determined by the Bank on the date specified in such Early Settlement Notice.

O.	AVAILABILITY PERIOD

The disbursement of the financing shall be effected within the availability period of six (6) months from the date the facility is placed at Customer’s disposal, otherwise the financing shall be treated as lapsed and cancelled.

P.	DISBURSEMENT

The disbursement of all the facilities are further subject to:

(a)	execution of security documentation acceptable to the Bank and compliance with conditions precedent to the Bank’s satisfaction;

(b)	the Specific Terms & Conditions annexed to this Letter of Offer.

Q.	TAKAFUL CONTRACT

Fire Takaful Contract on the properties charged shall be obtained from Takaful Company on the Bank’s panel and duly assigned to the Bank and the Bank is the beneficiary of the policy, for the duration of the facilities.

R.	FLOOR RATE

For facilities pegged to Base Financing Rate (“BFR”), Base Rate (“BR”) and Islamic Cost of Fund (“iCOF”), the effective profit rate is subject to a minimum rate of 3.0% per annum (“p.a.”) or such other minimum rate as may be prescribed by the Bank from time to time with prior notice to you.

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Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

S.	ATTACHMENT

The Attachments (which include the Standard Terms and Conditions and the Specific Terms and Conditions) as attached to this Letter of Offer shall form part of this Letter of Offer.

Bank Negara Malaysia has now established the Central Credit Bureau to collect information from banks regarding the customers and the credit facilities granted to the customers. This is to enable participating banks who are approached for credit facilities by a customer to be informed by the Bureau of the customer and the aggregate credit facilities granted to the customer by the other banks.

This information is kept strictly confidential between the Bureau and all participating Banks and it is a term of the financing facilities offered in this Letter of Offer to you that information regarding it will be given to the Bureau for the use of the Bureau and participating Banks.

Please indicate your acceptance of the above banking arrangement by signing and returning to the Bank the duplicate of the Letter of Offer and the appendices within fourteen (14) days from the date of this Letter of Offer, together with the following documents, duly certified true copy by the Company Secretary:

1.	a copy of the Board Resolution together with a copy of the certificate of incorporation and Memorandum and Articles or Constitution; and

2.	a copy of the latest Forms 24, 44 and 49 or other relevant forms under the Companies Act 2016 of the Customer.

failing which the Bank shall be entitled at its discretion to either treat this offer as having lapsed or extend the time of acceptance for such period as it deems fit.

In the event of a discrepancy or an ambiguity or any inconsistency(ies) between the terms of this Letter of Offer and those of the Standard Terms and Conditions and / or the Specific Terms and Conditions, the terms of this Letter of Offer shall prevail to the extent of such discrepancy or ambiguity or inconsistency(ies)) but only to such extent.

This Letter of Offer will be governed by Malaysian laws.

The terms of this Letter of Offer may be varied or waived by notice in writing by the Bank and the Bank in its discretion may require the Customer to countersign such written notice.

All documents should be forwarded to:

Affin Islamic Bank Berhad
Financing Credit Administration & Documentation
Security Documentation Section
9th Floor, Menara Affin,
80 Jalan Raja Chulan
50200 Kuala Lumpur

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Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

For any clarification on security documentation, kindly contact;

Officer : Azman Bin Yacob

Contact no. : 03-2731 5266

For any enquiry regarding the terms and conditions of the facility(ies) granted, kindly contact;

Relationship Manager : Sean Er

Contact no. : 03- 7727 0900

The facilities will be made available to you at our Branch at the following address: -

Affin Islamic Bank Berhad (TTDI Branch)

No. 47 & 49,

Jln Tun Mohd Fuad 3,

Tmn Tun Dr. Ismail,

60000 Kuala Lumpur

Tel: 03-7727 9080, 03-7727 9082

Fax:03-7727 9543

We thank you for giving the Bank the opportunity to be of service to you.

Yours faithfully,

for AFFIN ISLAMIC BANK BERHAD

/s/ ER CHUN SEAN	/s/ BENJAMIN CHU
Authorised Signatory	Authorised Signatory

ER CHUN SEAN	BENJAMIN CHU
Senior Relationship Manager Business Centre TTDI	Head, Business Centre TTDI

REMINDER: The Customer is reminded to read and understand the terms and conditions of this Letter of Offer and the Attachments before signing below. In the event there are any terms and conditions in this Letter of Offer and the Attachments that the Customer does not understand, the Customer is advised to discuss further with the Bank’s staff, representative or agent before signing below.

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Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

I/We, CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U) accept the foregoing terms and conditions and the attached Standard Terms and Conditions and Specific Terms and Conditions in respect of the banking facilities offered, and we authorize the Bank to conduct credit checks on us with any credit reference agencies at any time and from time to time, and, I/we confirm that I/we has/have read and consent to the terms of the Privacy Notice on the Bank’s website.

Authorised signatories for and on behalf of CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)

/s/ NG Chen Lok
Name:	NG CHEN LOK	Name:
NRIC No,:	870203-06-5701	NRIC No,:
Date:		Date:

Rubber stamp of the Customer, CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)

cpm

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Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

APPENDIX ONE

THE GENERAL TERMS AND CONDITIONS

A.	REPRESENTATIONS AND WARRANTIES

The Customer represents and warrants to the Bank that:

1.	the Customer has full legal right, authority, power and capacity to accept the facilities and to perform the terms in this Letter of Offer. In the event the Customer is a company, the Customer is a company duly incorporated and validly existing under the laws of Malaysia and has full power and authority to carry on its present business;

2.	the terms of this Letter of Offer constitute legal, valid and binding obligations enforceable against the Customer;

3.	all consents authorizations and approvals which are required or advisable to be obtained in connection with the acceptance, delivery, legality or enforceability of this Letter of Offer and the use of the facilities have been obtained and are in full force and effect;

4.	the Customer’s acceptance of this Letter of Offer and the performance of the terms in this Letter of Offer will not contravene any law, regulation, order or decree of any governmental authority, agency or court to which the Customer is subject;

5.	the Customer is not in default under any agreement to which the Customer is a party or by which the Customer may be bound and no litigation arbitration or administrative proceedings are presently current or pending or threatened against the Customer;

6.	all information furnished by the Customer to the Bank in connection with the facilities are true and correct and there has been no omission which would render the information inaccurate or misleading;

7.	the Customer’s last audited accounts have been prepared in accordance with accounting principles and practices generally accepted in Malaysia and give a true and fair view of the Customer’s financial position as at that date; and

8.	there are no winding-up proceedings currently pending or threatened against the Customer.

B.	AFFIRMATIVE COVENANTS

During the tenor of the facilities the Customer will:

1.	carry out the Customer’s business diligently and efficiently and in accordance with sound financial practices;

2.	furnish to the Bank all information reasonably required by the Bank in relation to the Customer’s business and financial position;

Commercial Financing (Companies) – Letter of Offer Page 1 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

3.	keep full, proper and up-to-date accounts and furnish to the Bank within one hundred and eighty (180) days from the end of each of the Customer’s financial year copies of the Customer’s balance sheet, profit and loss account and report audited and certified by a qualified independent auditor;

4.	keep and maintain the Customer’s present paid up share capital and any increases of the same;

5.	punctually pay and/or cause to be paid all rents rates taxes and all other outgoings payable in respect of the premises at which the Customer carry on business and properties which are security for the payment of the facilities;

6.	appoint from time to time only such auditor or firm of auditors acceptable to the Bank;

7.	immediately notify the Bank of the occurrence of an Event of Default or of any event of default in relation to any of the Customer’s other indebtedness; and

8.	notify the Bank of any change in the Customer’s Board of Directors or its management or its major or controlling shareholders or partners.

C.	NEGATIVE COVENANTS

During the tenor of the facilities the Customer shall not, without the prior written consent of the Bank:

1.	add to, delete, vary or amend the Customer’s Memorandum and Articles of Association in any manner which would be inconsistent with the terms of this Letter of Offer;

2.	change the Customer’s financial year or the nature of the Customer’s business;

3.	sell, transfer, lease or otherwise dispose of a substantial part of the Customer’s capital assets or undertake or permit any merger, consolidation or reorganization;

4.	enter into any transaction with any person firm or company except in the ordinary course of business and at arm’s length commercial terms;

5.	decrease or alter the Customer’s authorized or issued capital or alter the structure of the same or the rights attached to the same;

6.	change the Customer’s major or controlling shareholding or partnership structure;

7.	change in ownership of the Customer (if applicable);

8.	enter into joint ventures, profit sharing or royalty agreement;

Commercial Financing (Companies) – Letter of Offer Page 2 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

9.	enter into any merger, consolidation or reorganization (if applicable); and

10.	enter into any management contract or similar arrangement where the business is managed by third parties.

D.	EVENT OF DEFAULT

Notwithstanding the Facilities are to expire on the date stated in this Letter of Offer before, the Bank shall have the right to accelerate any sums outstanding or terminate the Facilities at any time with prior notice if one or more of the following events should occur to the Company/Customer:-

1.	the Customer fails to pay, when due, any sum of profit or principal or other sums of money due hereunder in accordance with the terms of this Letter of Offer; or

2.	the Customer is unable to pay its debts as and when they become due, or commits an act of bankruptcy; or

3.	a winding-up petition is presented against the Customer or a Receiver or Trustee is appointed to take possession of its properties, or any form of execution is levied or enforced upon any of its properties and is not discharged within seven (7) business days of it being levied or enforced; or

4.	there is a breach of any of the terms and conditions of these facilities; or

5.	default is made in payment of any monies whether principal or dividend payable under the provisions of this Letter of Offer or any amendments in this Letter of Offer or

6.	the Customer fails to perform or observe any of the other provisions undertakings covenants or terms set out which is not capable of remedy, or which, being capable of remedy, is not remedied within fourteen (14) days or such other period as the Bank may decide after notice to the Customer requesting action to remedy the same; or

7.	any representation or warranty made or implied pursuant to any provision hereof or pursuant to any notice, opinion or certificate or other document delivered pursuant to the terms hereof or pursuant to any notice, opinion or certificate or other document delivered pursuant to the terms hereunder proves to have been incorrect or misleading in a particular deemed by the Bank to be material as of the date at which it was made or deemed to have been made; or

8.	the Customer ceases to carry on its business; or

9.	a petition shall be presented or an order be made or a resolution be passed for the Customer’s winding up or the Customer enters into liquidation whether compulsorily or voluntarily (otherwise than for the purpose of genuine amalgamation and reconstruction); or

Commercial Financing (Companies) – Letter of Offer Page 3 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

10.	a trustee, custodian, Receiver and/or Manager of the Customer’s undertaking or properties or any part of the same shall be appointed other than by the Bank; or

11.	distress or execution or other process of a court of competent jurisdiction be levied upon or issued or threatened to be levied or issued against any of the Customer’s properties; or

12.	the Bank has reason to believe that the Customer is not carrying on its business and affairs in accordance with sound financial and commercial standards and practices; or

13.	any of the Customer’s other indebtedness becomes capable in accordance with the relevant terms of the same of being declared due prematurely by reason of a default or the Customer fails to make any payment in respect of the same on the due date for such payment or if due on demand when demanded or the security for any such indebtedness becomes enforceable; or

14.	the Customer enters into any compromise composition or scheme of arrangement with its creditors or any assignment for the benefit of creditors without the consent of the Bank; or

15.	any of the Customer’s directors, officers, managers, guarantors, agents or any other their spouses parents or children are directors or officers of the Bank or otherwise connected with the Bank or if there occurs any other breach of Section 57 of the Islamic Financial Services Act 2013 [Act 759] and BNM’s “Guidelines on Credit Transactions and Exposures with Connected Parties for Islamic Bank” and includes any replacement guidelines/specifications/circulars issued by BNM from time to time in connection with the same; or

16.	there occurs any event which in the sole opinion of the Bank amounts to a material adverse change in the Customer’s condition (financial or otherwise); or

17.	there is any change in the existing laws regulations policies or official directive of any governmental authority whether or not having the force of law which change would make it unlawful illegal or otherwise inappropriate, from the viewpoint of the Bank, for the Bank to continue to make available the facilities to the Customer; or

18.	the Bank is of the opinion that the facilities are not utilized for the purpose described this Letter of Offer; or

19.	the Customer commits any act of bankruptcy or any act which, would have amounted to an act of bankruptcy; or

20.	the Customer is unable to pay or suspends the payment of any debt or makes an assignment for the benefit of creditors or enters into any compromise composition or scheme of arrangement with its creditors or takes advantage of any insolvency law; or

Commercial Financing (Companies) – Letter of Offer Page 4 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

21.	the Customer’s management is displaced or the conduct of the business of the Customer is curtailed by any seizure, vesting or intervention by or under the authority of a government or governmental body; or

22.	an event or events has or have occurred or a situation exists which could or might, in the opinion of the Bank, prejudice the Customer’s ability to perform its obligations hereunder in accordance with their respective terms or render the continuation of the facilities detrimental to the position of the Bank or otherwise undesirable; or

23.	the Customer dies or becomes insane.

E.	TERMS AND CONDITIONS TO THE FACILITIES

(1)	Tawarrug Term Financing-i

In accordance with the Shariah concept of Tawarruq, the Tawarruq Transaction as follows shall take place:

(i)	Pursuant to the Purchase Undertaking, the Bank will, at the request of the Customer, purchase the commodity from the commodity supplier at the Bank’s Purchase Price (which is equivalent to the facility amount);

(ii)	Pursuant to the Murabahah Sale Contract, the Bank will, at the request of the Customer, sell the Commodity to the Customer at the Bank’s Sale Price on deferred payment terms;

(iii)	Pursuant to the Letter of Agency, the Customer will appoint the Bank as agent to act for and on behalf of the Customer to sell and conclude the sale of the commodity to the commodity supplier (who shall not be the same commodity supplier in Clause (i) above, except where the sale is on random basis) at the Bank’s Purchase Price; and

(iv)	In accordance with the Letter of Agency, the Bank, acting as agent of the Customer, will sell the commodity to the commodity supplier (who shall not be the same commodity supplier in Clause (i) above, except where the sale is on random basis) at the Bank’s Purchase Price which is equivalent to the amount of the Facility. The proceeds from the sale will be made available to the Customer subject to the terms and conditions of the Facility.

(v)	Alternatively, the sale of commodity by the Bank to the Customer may be concluded by way of verbal contract, whereby:

(aa)	the sale of commodity will be concluded verbally between the Bank and the Customer;

(bb)	upon conclusion of the verbal murabahah sale transaction, the Bank will issue confirmation of murabahah sale transaction which will provide the agreed Bank’s Sale Price payable on deferred payment term; and

(cc)	if the parties conclude the murabahah sale transaction by way of verbal contract, the parties are no longer required to enter into the Murabahah Sale Contract.

Commercial Financing (Companies) – Letter of Offer Page 5 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

(2)	Tawarrug Cash Line-i CCL-i)

(a)	In accordance with the Shariah concept of Tawarruq, the Tawarruq Transaction as follows shall take place:

(i)	Pursuant to the Purchase Undertaking. the Bank will, at the request of the Customer, purchase the commodity from the commodity supplier at the Bank’s Purchase Price (which is equivalent to the facility amount);

(ii)	Pursuant to the Murabahah Sale Contract, the Bank will, at the request of the Customer, sell the Commodity to the Customer at the Bank’s Sale Price on deferred payment terms;

(iii)	Pursuant to the Letter of Agency, the Customer will appoint the Bank as agent to act for and on behalf of the Customer to sell and conclude the sale of the commodity to the commodity supplier (who shall not be the same commodity supplier in Clause (i) above, except where the sale is on random basis) at the Bank’s Purchase Price.

(iv)	In accordance with the Letter of Agency. the Bank, acting as agent of the Customer, will sell the commodity to the commodity supplier (who shall not be the same commodity supplier in Clause (i) above, except where the sale is on random basis) at the Bank’s Purchase Price which is equivalent to the amount of the Facility. The proceeds from the sale will be made available to the Customer subject to the terms and conditions of the Facility.

(v)	Alternatively, the sale of commodity by the Bank to the Customer may be concluded by way of verbal contract, whereby:

(aa)	the sale of commodity will be concluded verbally between the Bank and the Customer;

(bb)	upon conclusion of the verbal murabahah sale transaction, the Bank will issue confirmation of murabahah sale transaction which will provide the agreed Bank’s Sale Price payable on deferred payment term; and

(cc)	if the parties conclude the murabahah sale transaction by way of verbal contract, the parties are no longer required to enter into the Murabahah Sale Contract.

Commercial Financing (Companies) – Letter of Offer Page 6 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

(b)	The Customer is to open a Current Account-i with the Bank for the purpose of operating the facility.

(c)	Account is to be operated within the sanctioned limit. No excess over limit is allowed.

(d)	The operation of Tawarruq Cash Line-i shall be governed by the prevailing Dishonored Cheque Information System Guidelines (DCHEQS) and any breach may render the account being re-designated as Special Account with no cherub book facilities by the Bank without any reference to you. In this respect, the Customer is to provide a statement to the Bank that the Customer is not on the current DCHEQS blacklist. In accordance with the provisions of DCHEQS guidelines issued by Bank Negara Malaysia from time to time, the Bank reserves the right to recall the facility and to close any or all current accounts that have been blacklisted by DCHEQS.

(e)	In the event that the Customer has been blacklisted by DCHEQS, the Bank reserves the right to recall the Tawarruq Cash Line-i facility immediately without giving any further reference to the Customer.

(f)	At any point of time the Bank has the discretion to liquidate the security deposit to recover any amount due. The dividend (if any) from the Security Deposit will be utilized to settle any outstanding amount payable to the Bank.

(g)	The CL-i shall further be governed by such terms and conditions as may be prescribed by the Bank from time to time at the Bank’s discretion subject to Shariah principles.

F.	CHANGES IN CIRCUMSTANCES

If, as a result of any changes in applicable law, regulation of regulatory requirement or in the interpretation or application of the same or if in compliance by the Bank with any applicable directions, request or requirement (whether or not having the force of law), will impose to the Bank any conditions, burdens or obligations, then the Bank’s commitment to make or maintain the facilities will end upon notice to the Customer of the happening of such event after becoming aware of the same. The Bank from time to time reserves the right to vary any of the terms and conditions stated here in accordance with Shariah principles and subject to providing twenty-one (21) calendar days of prior notice to the Customer.

G.	CROSS DEFAULT

Cross default arises in any of the following:

1.	Any other indebtedness of the Customer whether with the Bank or with other financial entities or non-financial entities becomes payable or due prematurely, or becomes capable of being declared payable or due prematurely, by reason of a default by the Customer in its obligations wi respect to that indebtedness; or

Commercial Financing (Companies) – Letter of Offer Page 7 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

2.	The Customer fails to make any payment in respect of that indebtedness on the due date for such payment, or if due on demand when demanded; or

3.	Upon the security for any such indebtedness becoming enforceable, the Bank shall be entitled to call an event of default in this Letter of Offer and pursue its remedies accordingly.

H.	DISCLOSURE OF INFORMATION

1.	The Customer irrevocably authorizes the Bank to disclose and circulate all relevant information relating to the Customer and any outstanding debt which may be due from the Customer to the Bank, if the Bank deems fit in the Bank’s discretion to any person or persons, including a debt collection agent, for the purpose of the Bank’s recovery of the outstanding sums due.

2.	The Bank may disclose to any party or any persons who derives or may derives rights or obligations under or by reference to this Letter of Offer such information about the Customer and/or the security parties in relation to the facilities as shall have been made available to the Bank generally.

3.	The Customer agrees that any branch, subsidiary or parent company of the Bank shall also be entitled to disclose Customer’s information to the other branches, subsidiaries or parent company of the Bank.

4.	The Customer acknowledges and agrees that the permission given under this clause is for the purpose of Section 146 of the Islamic Financial Services Act 2013 [Act 759] and that no further consent from the Customer is required. The Customer agrees that the Bank shall not be liable in any manner for disclosing or furnishing such information referred to in this clause, unless the Bank in making such disclosure was negligent, in default, or acting fraudulently.

I.	SEVERABILITY

Any term, condition, stipulation, provision, covenant or undertaking contained in this Letter of Offer which is illegal, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, prohibition or unenforceability without invalidating the remaining provisions of this Letter of Offer and any such illegality, prohibition or unenforceability in any jurisdiction shall not invalidate or render illegal, void or unenforceable any such term, condition, stipulation, provision, covenant or undertaking in any other jurisdiction.

J.	WAIVER

No delay by the parties in this Letter of Offer in exercising nor any omission to exercise any right, power or remedy accruing to the Bank upon any default shall effect, impair or prejudice any right, power or remedy or be construed to be a waiver of the same or any acquiescence in such default, nor shall any action of the parties in respect of any default affect, impair or prejudice any right, power or remedy of the parties in respect of any subsequent default.

Commercial Financing (Companies) – Letter of Offer Page 8 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

K.	GUARANTEE

Notwithstanding anything in this Letter of Offer contained, the fact that one or more of the above named guarantors may not have executed a guarantee in form and substances acceptable to the Bank, the guarantee when executed shall be binding and enforceable against each guarantor who executes the same.

L.	EVIDENCE OF AMOUNT DUE

In any legal action or proceedings relating to the facilities, a certificate of the Bank as to any amount due to it under the facilities shall, in the absence of obvious error, be conclusive evidence that such amount is in fact due and payable.

M.	NO MATERIAL ADVERSE CHANGES

The Customer represents and warrants to and undertakes with the Bank that there are no extraordinary circumstances or change of law or other governmental action or material adverse change in the Customer’s financial position or operating environment or management or other conditions shall have occurred or continuing which is in the opinion of the Bank (which opinion shall be final and binding) would affect or prejudice ·the Customer’s ability to fully perform and discharge the Customer’s obligations under this Letter of Offer.

N.	TRANSFER OF SECURITY

1.	Save and except where the assignment and/or transfer is detrimental to the Customer, the Bank shall be at liberty at any time with or without the concurrence of and with notice to the Customer assigns/transfers all its rights title or interest under the facilities.

2.	The Customer may not assign or transfer any of its rights or obligations under the facilities without the prior written consent of the Bank.

O.	TAX

1.	Any sum set out in the Letter of Offer shall be exclusive of any Sales and Services Tax or tax of similar nature (“Tax”).

If one party (“Vendor”) is required by the terms of this Letter of Offer to make a supply to the other (“other party”), such supply shall be made without any charge of Tax by the Vendor in respect of such supply, unless such Tax is required by law to be paid by the Vendor in which case the other party shall on demand pay to the Vendor (in addition to the consideration for such supply) a sum equal to the amount of such Tax and the Vendor shall provide the other party with a valid Tax invoice.

2.	Charges in this Letter of Offer exclude tax that would be imposed in the future to replace existing taxes.

Commercial Financing (Companies) – Letter of Offer Page 9 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

P.	WHISTLE-BLOWING & BUSINESS ETHICS

(a)	Upon having knowledge of any director, officer or employee of the Bank, directly or indirectly, asking for or receiving from you or your Affiliates, any Gratification in relation to this assignment (whether for his/her own personal benefit or advantage or for the benefit or advantage of any other person, whether before, during or after the term of this financing), kindly immediately inform the Group Chief Compliance Officer of the Bank or email to whistleblowing@affinbank.com.my of the same.

(b)	You undertake that neither you nor your Affiliate nor anyone acting on your direction or authority shall (whether before, during or after the tenure of the Facility, directly or indirectly, give or offer, or agree to give or offer, any Gratification as an inducement or reward to any director, officer, employee or agent of the Bank) for doing or refrain from doing or showing favor or disfavor to any person, in relation to the Facility.

(c)	In the event there is evidence that you or your Affiliate or anyone acting under your direction or authority is in breach of clause (a) or (b), the Bank may terminate this assignment (without prejudice to the Bank’s other rights remedies under the law) by giving written notice to you. Upon such termination, Bank shall be entitled to claim all losses, costs, damages and expenses including any incidental costs and expenses arising from such termination from you.

(d)	Subject to any regulatory permitted disclosures or other clauses allowing disclosure in relation to the Facility, the Bank shall keep confidential any information disclosed or received including the identity of the person giving the information and all the circumstances relating to the information.

(e)	You shall also whistle-blow in the event of any malpractice or wrong-doing by any staff, contractors, vendors, 3rd parties or agents of the Bank. Kindly refer to the Bank’s Whistleblowing Policy in www.affinalways.com for compliance purposes.

(f)	(i)	‘Affiliate’ means in relation to you, any person or entity owned and controlled directly or indirectly by you, or any person or entity that controls you directly or indirectly in any way whatsoever.

(ii)	‘Gratification’ includes any gift, money, property or thing of value or any service, favor or other thing of value, or any service, favor or other intangible benefit or consideration of any kind, or any other similar advantage.

(g)	You shall demonstrate a high standard of ethical conduct and professionalism in order to safeguard the Bank’s good name by taking all necessary safeguards and precautions to alert the commission of any unethical action including any appearance or impression to such effect.

Commercial Financing (Companies) – Letter of Offer Page 10 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

Q.	CREDIT STUDY SERVICES (not applicable for SME)

1.	The Customer acknowledges that, in the course of providing the Facility to the Customer, the Bank may from time to time needs to ensure creditworthiness of the Customer at that point of time is or remains acceptable to the Bank. For such purposes, the Customer shall appoint the Bank to perform the Credit Study (as defined below) or shall provide a credit study report from an independent third party institution or professional body acceptable to the Bank.

2.	The Bank shall have the right to determine the events upon which Credit Study on the Customer is required. Such events include, without limitation, the following:-

a)	upon annual review;

b)	when the need to vary the terms and conditions of the Facility arises based on a request from the Customer, or the need of the Bank, or

c)	in any other event which the Bank determines that the Credit Study is required.

3.	The fees payable to the Bank for performing the Credit Study shall be mutually agreed upon by the parties through a letter to be issued by the Bank. Payment of the fees by the Customer shall be deemed as its acceptance of the fees payable in performing the Credit Study by the Bank.

“Credit Study” means the process of identifying the creditworthiness of the Customer and/or Security Party and their ability to honour and continue to honour obligations under the Facility Agreement. Such process includes the following:

a)	assessment on the Customer’s financial standing to check whether there is any material changes which may affect its creditworthiness and whether the interests of the Bank under the Facility Agreement remain intact;

b)	assessment on latest industry or business outlook that could affect the Customer’s financial standing;

c)	performing financial analysis, company’s analysis, market study, or cash flow analysis;

d)	calculating the Customer’s capacity in servicing its financial obligations under the Facility Agreement; or

e)	recommending whether the Customer’s applications/ requests shall be approved subject to certain conditions or rejected on the basis of specific reasons.

Commercial Financing (Companies) – Letter of Offer Page 11 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

R.	PRIVACY CLAUSE

CONSENT

The Customer/Company (“Customer”) irrevocably consents, authorises, and confirms that it has duly obtained its subsidiaries, directors, shareholders, officers, guarantors and/or any other relevant person’s consent and authority, for AFFIN Group of Companies (“ABG”) (as defined in the Privacy Notice) to:

a)	use the information of the Customer and its subsidiaries, directors, shareholders, officers, guarantors and/or such other relevant persons in accordance with the relevant terms and conditions and for the purpose(s) contemplated in the Privacy Notice on the Bank’s website;

b)	carry out the necessary reference checks, including but not limited to credit reference/reporting checks, to further ascertain the details and status of the Customer and its subsidiaries, directors, shareholders, officers, guarantors and/or such other relevant persons; and

c)	provide the Customer, its subsidiaries, directors, shareholders, officers, guarantors and/or relevant persons with information on ABG products, services and/or offers (inclusive of the products, services and offers of entities within ABG) which may be of interest and/or financial benefit to them, at “ABG discretion without further reference to the Customer, its subsidiaries, the directors, its shareholders, officers, guarantors and/or relevant persons, for the duration that these terms and conditions are in force. The Customer agrees to undertake the responsibility to update ABG in writing should there be any change to the personal and financial information relating to the Customer, its subsidiaries, directors, shareholders, officers, guarantors and/or relevant persons. Should the directors, shareholders, officers, guarantors and/or relevant persons withdraw their consent for ABG to use and/or process their information during the tenure of these terms and conditions, except where it relates to the last item above, the Customer agrees that ABG shall have the right to terminate this facility at its discretion.

S.	COMPLIANCE WITH LAW

You expressly agree to comply with all statutes, by-laws, guidelines and regulations (whether or not having the force of law) in Malaysia and shall ensure continued compliance with such regulations for the duration of the Facility. You shall also ensure, arrange, coordinate, manage and obtain all the necessary consents, licenses, exemptions, approvals or authorisations required as may be required by any applicable law, regulation or directive required by you in order to enable you / them to perform your / their respective obligations in connection with the execution, performance, validity or enforceability of these Standard Terms and Conditions, and where applicable, the guarantee and the security documents.

Commercial Financing (Companies) – Letter of Offer Page 12 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

T.	CHANGE IN CONSTITUTION

All security(ies), agreement(s), obligation(s) given or undertaken by the you shall continue to be valid and binding notwithstanding your death, bankruptcy or mental incapacity, or any change in the constitution of the Bank by amalgamation, consolidation, reconstruction, new shareholding or otherwise.

U.	ISLAMIC FINANCIAL SERVICES ACT 2013

1.	General

The parties in this Letter of Offer shall comply with the provisions of the Islamic Financial Services Act 2013 (“IFSA”) and all guidance, standards, prescriptions, regulations issued or to be issued by BNM at any time and from time to time.

2.	Disclosure

The Customer consents to the disclosure of any documents and information relating to his accounts or affairs to the Bank, its officers and agents and to all such persons and for all such purposes as set out in the relevant Sections of IFSA.

3.	Connected parties

The approval and utilization of the Facility in this Letter of Offer shall be subjected to the “Guidelines on Credit Transactions and Exposures with Connected Parties for Islamic Bank” and/or any other applicable guidance, standards or prescriptions issued or to be issued by BNM with respect to the same. Breach of the same shall be an event of default under this Agreement.

V.	FOREIGN EXCHANGE NOTICES (FEN NOTICES)

1.	Wherever applicable, Customer shall comply with the Foreign Exchange Notices issued by Bank Negara Malaysia (BNM) in respect of any transactions, including overseas transactions.

2.	Customer authorises the Bank to take any steps to comply with the relevant and prevailing Foreign Exchange Notices and any rules issued by BNM from time to time in respect of any transactions. Where applicable, the Customer shall comply with the prevailing Foreign Exchange Notices issued by BNM and usage of card issued by the Bank within the limits and provisions imposed by BNM as the ‘Exchange Control Authority’.

Commercial Financing (Companies) – Letter of Offer Page 13 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

W.	PARTNERSHIPS

1.	Where the Facility(ies) are being offered to partnerships, the Customers jointly agree as follows:

(a)	Liability to be Joint and Several

All agreements, obligations, liabilities, representations, warranties and undertakings of the Customers are agreed to be joint and several and shall be construed accordingly.

(b)	Cross Default clause as per item (G) - Cross Default above

X.	VARIATION OF TERMS

Subject to Shariah principles, it is expressly agreed and declared by the parties to this Letter of Offer that notwithstanding any of the provisions of this Letter of Offer to the contrary, the provisions and terms of this Letter of Offer may at any time and from time to time be varied or amended by means of letters or such other means as the parties may mutually agree from time to time. Such amendments and variations shall be deemed to have been amended or varied accordingly and shall be read and construed as if such amendments and variations have been incorporated in and had formed part of this Letter of Offer at the time of execution hereof.

Y.	NOTICES

1.	Any notice, demand or other communication (including computer generated notices/statements that do not require any signature) from the Bank under this Letter of Offer shall be given in writing to the Customer at the Customer’s address, facsimile numbers or electronically (including email) as stated in this letter of offer and/or last appearing in the Bank’s records. The notices may be given or made by post, facsimile, electronically (including email), personal delivery or such other mode as may be determined by the Bank:

2.	The notices or other communications are given to the Customer:

a)	in the case of post, five (5) days after the date of posting;

b)	in the case of facsimile, on the day of transmission;

c)	in the case of electronic mail, on the day it is sent provided that the Bank has not received a failed or undeliverable message from the host provider on the day of transmission; and

d)	in the case of personal delivery, at the time of delivery.

3.	All facsimile Notices should be followed by the original Notice to be delivered by post or by hand, but any delay or failure by the Bank to receive the original Notice shall not affect the validity of any act or omission by the Bank taken in reliance on the facsimile Notice.

4.	The Customer agrees that the Bank may, at its discretion, record and monitor all oral and written communication with the Customer in such manner and at such times as the Bank deems fit.

Commercial Financing (Companies) – Letter of Offer Page 14 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

Z.	INDEPENDENT PAYMENT OBLIGATIONS

The Customer expressly agrees and declares that each of the Customer’s obligations to pay or to repay under any of the provisions of the Letter of Offer, these Standard Terms and Conditions and the Specific Terms and Conditions, or where appropriate, any of the security documents constitute separate and independent obligations, shall give rise to separate and independent causes of action, shall apply irrespective of any waiver or indulgence granted by the Bank in respect of any other obligation, shall remain in full force and effect. This shall be the case despite any judgment, order, claim or proof for a liquidated amount in respect of some other obligation and may be relied upon and enforced by the Bank independently of or simultaneously with or without having to commence any other action under such obligations or under any of the security documents or having first exhausted any remedy or having first sold or disposed of any assets, properties or undertaking which may be provided as security to the Bank from time to time.

AA.	INDEMNITY

Without prejudice to any other powers, rights and remedies which the Bank may be entitled to, the Customer shall indemnify the Bank and hold the Bank harmless from and against any losses, damages and expenses, whatsoever, legal or otherwise, (including but not limited to all legal costs incurred by the Bank on a solicitor and client basis) which the Bank may sustain, suffer or incur as a consequence of any default in any amounts payable under the Facility or on account of the non-observance of all or any of the terms stipulations agreements and provisions on the part of the Customer security party and / or guarantor in respect of the Facility. Such losses, damages and expenses shall include but not be limited to such amount as the Bank shall certify (such certification being accompanied by the basis and calculation of such amount and being conclusive and binding upon the Customer save for any obvious error). For the avoidance of doubt, the provisions of this clause shall not be applicable in a situation where any losses, damages and expenses were caused by the negligence, default or fraud of the Bank.

BB.	UNDERTAKINGS

1.	POSITIVE UNDERTAKINGS

The Customer undertakes in favour of the Bank that:

(a)	the Customer expressly agrees to comply with all statutes, by-laws, guidelines and regulations (whether or not having the force of law) in Malaysia and shall ensure continued compliance with such regulations for the duration of the Facility(ies). The Customer shall, and shall cause and procure each guarantor and security party to, ensure, arrange, coordinate, manage and obtain and promptly renew from time to time all authorisations, registrations, filings, approvals, consents, licenses and exemptions as may be required under any applicable law, regulation or directive to enable them to perform their respective obligations under all documents in relation to the Facility of such documents in relation to the Facility;

Commercial Financing (Companies) – Letter of Offer Page 15 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

(b)	the Customer shall give the Bank written notice of any event of default under the Letter of Offer, under these Standard Terms and Conditions, under the Specific Terms and Conditions and under any other existing indebtedness of the Customer within three (3) Business Days of it becoming aware of the occurrence of the same. For the purpose of this clause, “Business Day” is defined as a day (other than Saturday, Sunday and public holidays) on which the Bank is open in Kuala Lumpur and, if applicable, in the state where the place of business of the Bank is located for transaction of business of the nature required or contemplated by the Letter of Offer;

(c)	the Customer will carry out its business diligently and efficiently and in accordance with sound financial practices;

(d)	the Customer shall keep full, proper and up-to-date accounts and furnish to the Bank within six (6) months from the end of each of its financial year copies of its balance sheet, profit and loss account and report, audited and duly certified by a qualified independent auditor;

(e)	whenever requested by the Bank, the Customer shall furnish to the Bank within sixty (60) days from the end of each quarter year of each of its financial year (where applicable) its financial accounts duly certified by a responsible officer and in a format acceptable to the Bank;

(f)	whenever requested by the Bank, the Customer shall furnish to the Bank all information reasonably required by the Bank in relation to the following:

(i)	the business of the Customer; and

(ii)	the Customer’s financial position; and

(g)	the Customer shall ensure that the guarantor(s) or any security party (ies) (in the case where the guarantor(s) or any security party(ies) is a body corporate) does not permit any form of merger, reconstruction, consolidation or amalgamation by way of a scheme of arrangement or otherwise or approve, permit any transfer of any part of its issued capital;

(h)	the Customer shall ensure that the guarantor(s) or any security party (ies) (in the case where the guarantor(s) or any security party(ies) is a body corporate), does not pass any resolution or make any application for it to be placed under judicial management;

(i)	and the Customer shall ensure that the guarantor(s) or any security party (ies) (in the case where the guarantor(s) or any security party(ies) is a body corporate), does not propose to enter into or permit the entry of any arrangement or composition (voluntary or otherwise) with any of its creditors.

Commercial Financing (Companies) – Letter of Offer Page 16 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

2.	NEGATIVE UNDERTAKINGS

The Customer undertakes in favour of the Bank that, it shall not without obtaining the prior written consent of the Bank (which consent shall not be unreasonably withheld):

(a)	add to, delete, vary or amend the Articles of Partnership (if a partnership) of the Customer in any manner which would be inconsistent with the terms of the Letter of Offer, these Standard Terms and Conditions and the Specific Terms and Conditions;

(b)	change the nature of its business;

(c)	enter into any transaction with any person firm or company except in the ordinary course of business and on arm’s length commercial terms;

(d)	other than in its normal course of business and on arms-length basis, enter into any partnership, profit-sharing or royalty agreement whereby the income of the Customer or its profits are, or might be, shared with any other person, firm or company or enter into any management contract or similar arrangement whereby the business of the Customer or its operations are managed by any other person, firm or company;

(e)	finance or make advances (other than in the normal course of business) to any person;

(f)	create or permit to subsist any further mortgage, charge, pledge, lien, right of setoff, caveats and any security interests of any nature (“Security Interest”) over any part of the properties, assets, business or undertaking (both present or future) of the Customer or, where applicable, of any security party which has been charged or is offered as security to the Bank from time to time, except:

(i)	liens arising by operation of law, and securing obligations not more than thirty (30) days overdue;

(ii)	liens or rights of set off arising in the normal course of trading relating to liabilities the aggregate amount of which is in the opinion of the Bank (which opinion shall be final and binding upon the Customer) is not material; and

(iii)	Security Interest which may be consented to by the Bank in writing from time to time.

For the purposes of this paragraph, the expression “assets” includes but is not limited to any revenues and property moveable and immoveable of any kind.

CC.	GOVERNING LAW

1.	Direction to Financial Institutions (BNM/RH/CIR000-2)

The Bank shall comply with the regulation as set out by Bank Negara Malaysia and will act accordingly to the law and regulation to protect both the Customer’s and the Bank’s interest.

Commercial Financing (Companies) – Letter of Offer Page 17 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

2.	Central Credit Bureau

The Customer accepts that information regarding the Facility(ies) will be given to any credit bureau including the Central Credit unit and the Dishonored Cheque Information System established by Bank Negara Malaysia or such other authority having jurisdiction over the Bank for the use of such bureau and the participating banks. This information is kept strictly confidential between such bureau and the participating banks.

3.	Foreign Account Tax Compliance Act

FATCA is being implemented through a combination of U.S. Treasury Regulations and government-to-government agreements (also known as Intergovernmental Agreements or IGAs) which requires Financial Institutions outside the U.S. to provide information regarding their customers who are U.S. Persons to the U.S. Internal Revenue Service (“U.S. IRS”). Affin Bank Berhad (“the Bank”) and its related companies and affiliates are subject to and required to or have agreed to comply with FATCA (“FATCA Reporting Requirement”). In view of this, the Bank is required to collect information about each of its customers under the FATCA Reporting Requirement. If you are a U.S. Person, we may need to furnish the Inland Revenue Board of Malaysia (“IRBM”) your account information, which may then be shared with the U.S. IRS.

4.	Common Reporting Standard of Financial Account Information in Tax Matters

Under the CRS developed by the Organisation for Economic Co-operation and Development (“OECD”), governments agree to exchange information automatically with one another on tax residents maintaining financial accounts in each other’s jurisdictions. The Income Tax (Automatic Exchange of Financial Account Information) Rules 2016 (“CRS Rules”) issued by the Ministry of Finance Malaysia on 19 December 2016 which came into operation on 1 January 2017 requires every Reporting Financial Institution to identify Reportable Account maintained by the Reporting Financial Institution by applying the due diligence procedures as specified in the OECD CRS. The Bank and its related companies and affiliates are required to comply with the CRS Rules (“CRS Reporting Requirement”). In view of this, the Bank is required to collect information about your tax residence(s) under applicable tax regulations. If you are not a tax resident of Malaysia, we may need to furnish the IRBM your account information, which may then be shared with other tax authorities of the CRS participating jurisdiction.

Each jurisdiction has its own rules for defining tax residence, and jurisdictions have provided information on how to determine if you are resident in a jurisdiction on the following website:

https://www.oecd.org/tax/automatic-exchange/crs-implementation- and-assistance/tax-residency/

Commercial Financing (Companies) – Letter of Offer Page 18 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

As a Financial Institution, we are unable to give tax advice. Please consult your tax adviser if you require assistance in determining your tax residence(s).

DD.	OTHER TERMS AND CONDITIONS

1.	No divestment of shares by the existing major shareholders without the Bank’s prior written consent.

2.	No dividends are to be declared or paid out without the Bank’s prior written consent.

3.	Submission of half-yearly management account within sixty (60) days of reporting date.

4.	The Customer is required to keep the Bank informed in writing within thirty (30) days of any developments which may change the course of the company’s normal business operations during the tenure of the facilities.

5.	All legal procedures, if any, in securing the facilities are to be handled by a firm of solicitors on the Bank’s panel and legal fees and expenses in connection or incidental to the granting of these facilities including stamping fees, solicitor’s fees on a solicitor and client basis shall be borne by the Customer.

6.	The Bank has the right to set-off all available balance in the Customer’s accounts including current account, investment account and other accounts towards the settlement of any banking facilities granted by the Bank with seven (7) calendar days’ prior notice and reason to the Customer.

7.	Subject to Shariah principles, the Bank reserves the right to vary or impose additional terms and conditions to meet its internal policy guidelines to comply with any guidelines introduced by the Bank Negara Malaysia or any relevant authorities from time to time, subject to providing twenty-one (21) calendar days of notice to the Customer.

8.	That the Customer shall be liable to pay all fees and expenses including the Bank’s solicitor’s fee (on a solicitor - client basis) if any money granted to the Customer shall be required to be recovered by any process of law or by our solicitors.

9.	All banking facilities are granted conditional upon the Customer conducting the account satisfactorily within the limit at all times. Notwithstanding the above, the Bank reserves the right to review, or change the terms and conditions as and when the Bank deems it necessary at its discretion subject to Shariah principles irrespective of whether the same is made before or after this offer.

Commercial Financing (Companies) – Letter of Offer Page 19 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

10.	The Bank is authorized to deduct the installment, takaful payment/insurance premium, and other miscellaneous expenses due pertaining to the financing facility from the Customer’s current/savings account, at any time deemed fit by the Bank notwithstanding any terms and conditions contained in any security documents regarding payment of the financing facility and without prejudice to the Bank’s right under the security documents.

11.	The Bank shall have received from the Customer prior written notice (“Prepayment Notice” or “Early Settlement Notice”) of its intention to make prepayment or early settlement specifying the relevant amount to be paid and the date of such payment failing which the Bank shall have the right to factor in such associated costs or charges in reducing the ibra’ amount.

12.	The Bank has the right to appoint valuers from the Bank’s panel, the cost to be debited from your account with the Bank only in respect of such cost to be incurred prior to the first disbursement under the Facility. Thereafter, all such costs shall be borne by the Bank.

13.	Section 57 of the Islamic Financial Services Act 2013 [Act 759] and BNM’s “Guidelines on Credit Transactions and Exposures with Connected Parties for Islamic Bank” which includes any replacement guidelines/ specifications/ circulars issued by BNM from time to time in connection with the same and also the provisions of the Companies Act 2016 [Act 777] relating to related party transaction are collectively referred to as the “Provisions”. The Customer confirms that at the time of the Customer executing this Letter of Offer and/ or entering into the Facility contracts with the Bank, the Provisions has not been infringed and undertakes to advise the Bank if it is not in compliance with any of the Provisions at any time. If at any time during the continuance of the Facility and other documents related to the same, the Bank discovers that there had been an infringement of the Provisions or that the continued performance of the obligations in relation to the Facility and other documents related to the same shall be in violation of the Provisions, the Bank shall be entitled to exercise all of its rights contained in this Letter of Offer. The Customer must inform the Bank if any connected / related party relationship arises during the tenure of the Facility.

14.	The Customer is to submit extract of minutes of the Directors’ Resolution and Board of Directors’ meetings (duly certified by the Company’s Secretary) to the Bank within thirty (30) days of such meetings with regards to any of the following: -

(a)	a significant change in the business direction or shareholder,

(b)	any changes in key senior management personnel and the composition of the board of directors, and

(c)	notice of litigation by third parties.

Save as aforesaid, the Bank’s consent needs to be obtained for any of the changes below mentioned;

Commercial Financing (Companies) – Letter of Offer Page 20 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

(a)	a change in the shareholders and the respective shareholdings;

(b)	the procurement of any additional credit; and

(c)	acquisition of assets approved by any relevant authorities.

15.	The Bank has the right to conduct visits to the Customer’s premises to verify the on-going nature of the business and to inspect the books of your company, for the purpose of developing a good banker-customer relationship. The Customer undertakes to extend the utmost co-operation by providing full disclosure of records and all relevant information affecting the operations of the business.

16.	The Trade Financing facilities are subject to periodical review and recallable on demand and its utilization are subject to the Bank’s standard terms and conditions under the Trade Financing facilities.

17.	Any other terms and conditions as may be required by the Bank from time to time subject to Shariah principles shall apply and binding.

18.	Any decision or conclusion related to the Shariah matters pronounced and/or made by the Bank’s Shariah Committee, the Shariah Advisory Council of BNM and/or any related bodies will bind the Customer.

19.	That the terms and conditions in this Letter of Offer contained are not exhaustive and that this Letter of Offer when accepted forms a provisional agreement until a Facility agreement drawn up by the Bank’s panel solicitors has been duly executed. On such signing the terms and condition in this Letter of Offer contained shall be part of the agreement and/or any relevant security documents whether expressly or otherwise.

20.	The facilities are to be utilized for activities that are in line with Shariah principles and the goods (if any) must be “halal” goods only.

21.	The Customer is to execute to the Bank a Letter of Authority to debit the Customer’s account with the Bank for the recovery of the monthly Installments and miscellaneous expenses.

22.	Without prejudice to the foregoing terms and provisions and in addition and without prejudice to any other powers, rights and remedies which the Bank may be entitled to, you shall indemnify the Bank and hold the Bank harmless from and against any losses, damages and expenses, whatsoever, legal or otherwise (including but not limited to all legal costs incurred by the Bank on a solicitor and client basis) which the Bank may sustain, suffer or incur as a consequence of any default in the payment of the facilities on the same or any portion of the same, or any other amounts payable hereunder or on account of the non-observance of all or/any terms stipulations agreements and provisions on the Customer’s part and such losses, damages and expenses shall include but not limited to such amount as the Bank shall certify (such certification being accompanied by the basis and calculation of such amount and being conclusive and binding upon the Customer save for any manifest error).

Commercial Financing (Companies) – Letter of Offer Page 21 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

23.	It is agreed and declared by the parties to this Letter of Offer that notwithstanding any of the provisions of this Letter of Offer to the contrary, any provision or term of this Letter of Offer may at any time and from time to time be varied or amended subject to Shariah principles with twenty-one (21) calendar days’ prior notice and reason by means of a notice to the Customer given in accordance with the provision of this Letter of Offer. Upon such variation and amendment being effective, the relevant provisions of this Letter of Offer shall be deemed to have varied or amended accordingly and shall be read and construed as if such variation and amendment has been incorporated in and has formed part of this Letter of Offer at the time of execution.

In respect of all variations to the Facility made by the Bank, if the Customer is not agreeable to the amended terms and conditions, the Customer shall notify the Bank in writing of the same within twenty-one (21) calendar days from the date of notice by the Bank.

In the event the Customer does not raise any objections within the twenty-one (21) calendar days after the notice of amendments, the Customer shall be considered to have accepted the amendments to the terms and conditions of the Facility. In the event the Customer objects to the amendments, the Customer shall settle the indebtedness of the Facility in full.

24.	If any of the terms and conditions of this Letter of Offer contradicts with any terms and conditions in the security documents, the terms stipulated in the security documents shall prevail.

25.	If any of the provisions of this Letter of Offer becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

26.	The Bank reserves the right in particular to terminate the relationship should there be, in the Bank’s opinion, a material adverse change in the circumstances, financial or otherwise. Notwithstanding the above, the liability in respect of the Facility under shall remain continuing until full settlement.

27.	The Customer agrees and confirms that the continued utilization of the Facility(ies) here are strictly conditional upon its compliance and the compliance of its security parties with the provision of the Limited Liability Partnership Act 2012 and all its regulations, where applicable.

28.	In addition, in the event of default and the financing turns to Impaired Financing (Non-Performing Financing) status, the Bank may at its discretion (but not obliged to) without notice to you, exercise its option of cancelling the Takaful Coverage and recover the policy cash / surrender value to reduce the outstanding balance of the said financing.

Commercial Financing (Companies) – Letter of Offer Page 22 of 23

Customer	:	CL TECHNOLOGIES (INTERNATIONAL) SDN BHD (201901005005/1314332U)
Ref No	:	SDS/2022/BC-TTDI/34166/ABY
Date	:	04 November 2022

29.	In the event of claim, all benefits payable under the Takaful coverage taken up shall be made directly to the Bank and will be first used to offset any outstanding any outstanding amounts under the Facility due to the Bank. The remaining benefits (if any, after the set-off) will be payable to you or your estate (as the case may be).

EE. SHARIAH COMPLIANCE

1.	The Customer agrees and confirms that this Facility and any transaction entered into pursuant to this Facility are subject to and in conformity with Shariah principles, as ascertained by the Shariah Advisory Council (SAC) of Bank Negara Malaysia and/or any other authority having jurisdiction over the Bank.

2.	Where in any proceedings relating to this Facility and any transaction entered into pursuant to this Facility before any court or arbitrator any question arises concerning a Shariah matter, the court or the arbitrator, as the case maybe shall:

a)	take into consideration any published rulings of the SAC; or

b)	refer such question to the SAC for its ruling.

3.	Any such rulings made by the SAC shall be final and binding among the Customer and the Bank and the court or arbitrator making a reference to the SAC.

4.	If at any time before or during this Facility and any transaction entered into pursuant to this Facility, it is discovered or it has come to the attention of the Customer and the Bank that any aspect or part/portion of this Facility, is likely to infringe any Shariah principles, guidelines, specifications, standards or circulars, the Customer and the Bank agree that the relevant provision and/or term shall be amended/varied for compliance purpose. The amendment or variation is to such extent as is necessary to be in conformity with Shariah principles, guidelines, specifications, standards or circulars. The Bank shall be entitled to issue such amendments or variations by giving the requisite twenty-one (21) calendar days’ notice to the Customer.

5.	The Customer agrees that the Indebtedness arising from the Customer’s utilization of the Facility shall remain intact and owing and shall not in any way or manner be affected adversely by any Shariah ruling as above.

-END-

Commercial Financing (Companies) – Letter of Offer Page 23 of 23

PRIVATE & CONFIDENTIAL

Our Ref : FCAD/RNC/24/0-00000832/LO001

Date : 20/08/2024

CL TECHNOLOGIES (INTERNATIONAL) SDN. BHD (201901005005)

NO 10-2 JALAN TANJUNG SD 13/2

BANDAR SRI DAMANSARA

52200 KUALA LUMPUR

W.P KUALA LUMPUR

MALAYSIA

Dear Sir/Madam,

ISLAMIC BANKING FACILITY(IES) GRANTED TO CL TECHNOLOGIES (INTERNATIONAL) SDN. BHD (201901005005) (“CUSTOMER”)

We refer to our previous Letter(s) of Offer and wish to advise that the Bank has approved to renew your existing facility(ies), the next renewal date will be on 31/08/2025.

All other existing terms and conditions including the security as per our previous Letter(s) of Offer are to remain unchanged unless specified otherwise in this letter.

For any enquiry, kindly contact: -

Relationship Manager : NATALIE YAP CHAI YEAN

Contact No. : 03-77270900

Thank you.

Yours sincerely
for AFFIN ISLAMIC BANK BERHAD

/s/ NATALIE YAP CHAI YEAN	/s/ BENJAMIN CHU YAU WEI
NATALIE YAP CHAI YEAN	BENJAMIN CHU YAU WEI
RELATIONSHIP MANAGER	BC HEAD, TTDI

always about you

t\   03-7777 0900   f\    03-7727 0908   w\   AffinGroup.com

a\   Business Centre - Taman Tun Dr Ismail Branch 2nd Floor, No. 47 & 49, Jalan Tun Mohd Fuad 3, Taman Tun Dr Ismail, 60000 Kuala Lumpur.

AFFIN BANK BERHAD 197501003274 (25046-T) ● AFFIN ISLAMIC BANK BERHAD 200501027372 (709506-V)

AFFIN HWANG INVESTMENT BANK BERHAD 197301000792 (14389-U)